Exhibit 10.1

UNIT PURCHASE AGREEMENT

This Unit Purchase Agreement (as amended, supplemented, restated and/or modified from time to time, this “Agreement”) is entered into as of May 12, 2023, by and among Marizyme, Inc., a Nevada corporation (the “Company”), and each investor identified on Appendix A hereto (each, including its successors and assigns, an “Investor” and collectively, the “Investors”).

BACKGROUND

WHEREAS, pursuant to the authorization of the Company’s board of directors (the “Board of Directors”), the Company is offering (the “Offering”) up to 6,666,666 units (the “Units”) comprised of, as to each Investor and regardless of the number of Units issued, (i) a 15% original issue discount unsecured subordinated convertible promissory note with 10% interest (the “Note”) convertible into the Common Stock (as defined herein) of the Company at an initial price per share of $1.50, (ii) a warrant to purchase one and twenty-five hundredths (1.25) shares of Common Stock per Unit at an initial price per share of $1.50 (the “Class E Warrant”), and (iii) a second warrant to purchase one and twenty-five hundredths (1.25) shares of Common Stock per Unit at an initial price per share of $3.00 (the “Class F Warrant” and, together with the Class E Warrant, the “Warrants,” and, together with the Note, the Class E Warrant and the Investor Shares (as defined herein), the “Securities”), at a price per Unit of $1.50 (the “Price Per Unit”);

WHEREAS, the Units are being offered on a “reasonable best efforts” basis with respect to a maximum of $10,000,000 and without any minimum, to a limited number of “accredited investors” (as that term is defined by Rule 501(a) of Regulation D (“Regulation D”) promulgated by the SEC (as defined herein) under the Securities Act of 1933, as amended (the “Securities Act”);

WHEREAS, the Company and each Investor is executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D promulgated by the SEC under the Securities Act;

WHEREAS, the Company has retained Univest Securities, LLC to act as its exclusive placement agent in connection with the sale of the Units pursuant to this Agreement (the “Placement Agent”);

WHEREAS, the minimum investment amount that may be purchased by an Investor is 666 Units for an aggregate minimum purchase price of $1,000, unless the Company and the Placement Agent waive such requirement in their sole discretion; and

WHEREAS, the Company desires to issue and sell the Units to the Investors at one or more Closing (as defined below) as set forth herein.

NOW THEREFORE, in consideration of the foregoing recitals and the covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and each Investor hereby agree as follows:

1. DEFINITIONS. As used in this Agreement, the following terms shall have the following meanings specified or indicated below, and such meanings shall be equally applicable to the singular and plural forms of such defined terms:

“Acquisition” means the acquisition by the Company or any direct or indirect Subsidiary (as defined herein) of the Company of a majority of the Equity Interests (as defined herein) or substantially all of the assets and business of any Person, whether by direct purchase of Equity Interests, asset purchase, merger, consolidation or like combination.

“Affiliate” means a Person (as defined herein) that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Person specified, as such terms are used in and construed under Rule 405 under the Securities Act.

“Agreement” has the meaning set forth in the preamble.

“Blank Check Preferred Stock” has the meaning set forth in Section 3.4(a).

“Board of Directors” has the meaning set forth in the Background section.

“Business Day” means any day other than a Saturday, Sunday or any other day on which the Federal Reserve Bank of New York is closed in New York City.

“Capital Stock” means the Common Stock and any other classes of capital stock of the Company.

“Change of Control” means, with respect to the Company:

(a)	a change in the composition of the Board of Directors of the Company at a single stockholder meeting where a majority of the individuals that were directors of the Company immediately prior to the start of such stockholder meeting are no longer directors at the conclusion of such meeting;

(b)	a change in composition of the Board of Directors of the Company prior to the termination of this Agreement where a majority of the individuals that were directors as of the date of this Agreement cease to be directors of the Company prior to the termination of this Agreement;

(c)	unless their replacements shall be approved by an Investor in an Investor’s sole discretion, any two of the individuals who are the Chief Executive Officer, President or Chairman of the Board of Directors as of the date of this Agreement cease to hold such position at any time prior to the termination of this Agreement;

(d)	other than a stockholder that holds such a position at the date of this Agreement, if a Person comes to have beneficial ownership, control or direction over more than forty percent (40%) of the voting rights attached to any class of voting securities of the Company; or

(e)	the sale or other disposition by the Company or any of its Subsidiaries in a single transaction, or in a series of transactions, of all or substantially all of their respective assets.

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“Class E Warrant” has the meaning set forth in the Background section.

“Class F Warrant” has the meaning set forth in the Background section.

“Closing” has the meaning set forth in Section 2.1.

“Closing Date” has the meaning set forth in Section 2.2.

“Code” has the meaning set forth in Section 2.1.

“Common Stock” means the common stock of the Company, par value $0.001 per share.

“Company” has the meaning set forth in the preamble.

“Conversion Shares” means the shares of Common Stock issuable upon the full or any partial conversion of the Note.

“Equity Interests” means and includes capital stock, membership interests and other similar equity securities, and shall also include warrants or options to purchase capital stock, membership interests or other equity interests.

“Event” means any event, change, development, effect, condition, circumstance, matter, occurrence or state of facts.

“Event of Default” has the meaning set forth in Section 7.1.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“HSR Act” has the meaning set forth in Section 5.16.

“Investor” and “Investors” have their respective meanings set forth in the preamble.

“Investor Group” shall mean an Investor plus any other Person with which an Investor is considered to be part of a group under Section 13 of the Exchange Act or with which an Investor otherwise files reports under Sections 13 and/or 16 of the Exchange Act.

“Indebtedness” has the meaning set forth in Section 3.29.

“Investor Party” has the meaning set forth in Section 5.12(a).

“Investor Shares” means the Conversion Shares, the Warrant Shares and any other shares issued or issuable to an Investor pursuant to this Agreement or any of the Securities.

“IP Rights” has the meaning set forth in Section 3.10.

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“Law” means any law, rule, regulation, order, judgment or decree, including, without limitation, any federal or state securities law.

“Losses” has the meaning set forth in Section 5.12(a).

“Majority in Interest of the Investors” means those Investors holding fifty-one percent (51%) of the total Subscription Amount specified on Appendix A hereto at the time the approval or consent of the Investors is being sought.

“Material Adverse Effect” means any material adverse effect on (i) the businesses, properties, assets, prospects, operations, results of operations or financial condition of the Company, or the Company and the Subsidiaries, taken as a whole, or (ii) the ability of the Company to consummate the transactions contemplated by this Agreement or to perform its obligations hereunder or under the Securities; in this regard, any the following shall be deemed either alone or in combination to constitute, and any of the following shall be taken into account in determining whether there has been or would be, a Material Adverse Effect: (a) any adverse effect resulting from or arising out of general economic conditions; (b) any adverse effect resulting from or arising out of general conditions in the industries in which the Company and the Subsidiaries operate; (c) any adverse effect resulting from any changes to an applicable Law; or (d) any adverse effect resulting from or arising out of any pandemic or similar emergency, transportation disruption, strike or labor disruption, natural disaster or any acts of terrorism, sabotage, military action or war or any escalation or worsening thereof.

“Maximum Percentage” means 4.99%; provided, that if at any time after the date hereof an Investor Group beneficially owns in excess of 4.99% of any class of Equity Interests in the Company that is registered under the Exchange Act (excluding any Equity Interests deemed beneficially owned by virtue of the Units), then the Maximum Percentage shall automatically increase to 9.99% so long as an Investor Group owns in excess of 4.99% of such class of Equity Interests (and shall, for the avoidance of doubt, automatically decrease to 4.99% upon an Investor Group ceasing to own in excess of 4.99% of such class of Equity Interests).

“Money Laundering Laws” has the meaning set forth in Section 3.25.

“New Securities” means, collectively, equity securities of the Company that were not issued or outstanding as of the date of this Agreement, whether or not currently authorized, as well as rights, options, or warrants to purchase such equity securities that were not issued or outstanding as of the date of this Agreement, or securities of any type whatsoever that were not issued or outstanding as of the date of this Agreement that are, or may become, convertible or exchangeable into or exercisable for such equity securities.

“Note” or “Notes” means a 15% original issue discount unsecured subordinated convertible promissory note substantially in the form attached hereto as Exhibit A.

“OFAC” has the meaning set forth in Section 3.23.

“Offer Notice” has the meaning set forth in Section 10.1.

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“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Prepayment Right” shall have the meaning set forth in Section 2.4.

“Proceedings” has the meaning set forth in Section 3.6.

“Prohibited Transaction” means a transaction with a third party or third parties in which the Company issues or sells (or arranges or agrees to issue or sell):

(a) any debt, equity or equity-linked securities (including options or warrants) that are convertible into, exchangeable or exercisable for, or include the right to receive shares of the Company’s Capital Stock:

(i) at a conversion, repayment, exercise or exchange rate or other price that is based on, and/or varies with, a discount to the future trading prices of, or quotations for, shares of Common Stock; or

(ii) at a conversion, repayment, exercise or exchange rate or other price that is subject to being reset at some future date after the initial issuance of such debt, equity or equity-linked security or upon the occurrence of specified or contingent events (other than warrants that may be repriced by the Company); or

(b) any securities in a capital or debt raising transaction or series of related transactions which grant to an investor the right to receive additional securities based upon future transactions of the Company on terms more favorable than those granted to such investor in such first transaction or series of related transactions;

and are deemed to include transactions generally referred to as at-the-market transactions (ATMs) or equity lines of credit and stand-by equity distribution agreements, and convertible securities and loans having a similar effect. Notwithstanding the foregoing, and for the avoidance of doubt, rights issuances, stockholder purchase plans, any Equity Plan, convertible securities, or issuances of Equity Interests, based on the trading price of the Common Stock on the Trading Market (as defined herein) but each at a fixed price per share, shall not be deemed to be a Prohibited Transaction.

“Prospectus” means the prospectus included in any Registration Statement (as defined herein), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of an Investor Shares covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus, and any “free writing prospectus” as defined in Rule 405 under the Securities Act.

“register,” “registered” and “registration” refer to a registration made pursuant to the Registration Rights Agreement (as defined herein) by preparing and filing a Registration Statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such Registration Statement or document.

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“Registration Rights Agreement” means a registration rights agreement substantially in the form attached hereto as Exhibit B.

“Registration Statement” means any registration statement of the Company filed under the Securities Act that covers the resale of any Investor Shares pursuant to the provisions of this Agreement, including the Prospectus and amendments and supplements to such Registration Statement, and including post-effective amendments, all exhibits and all material incorporated by reference in such Registration Statement.

“SEC” means the United States Securities and Exchange Commission.

“SEC Documents” has the meaning set forth in Section 3.5(a).

“Securities” has the meaning set forth in the Background section.

“Securities Act” has the meaning set forth in the Background section.

“Securities Termination Event” means either of the following has occurred:

(a) trading in securities generally in the United States has been suspended or limited for a consecutive period of greater than ten (10) Trading Days (as defined herein); or

(b) a banking moratorium has been declared by the United States or the New York State authorities and is continuing for a consecutive period of greater than three (3) Business Days.

“Stockholder Approval” shall mean the approval of such number of the holders of the outstanding shares of the Company’s voting Common Stock as required by the Company’s bylaws (the “Bylaws”) and the Nevada Revised Statutes: (a) if and to the extent legally required, to amend the Company’s articles of incorporation, as amended (“Articles of Incorporation”), to increase the number of authorized shares of Common Stock by at least the number of shares of Common Stock equal to the number of Shares issuable hereunder, (b) to ratify and approve all of the transactions contemplated by the Transaction Documents, including the issuance of all of the Investor Shares (as such term is defined in each of such documents) issued and potentially issuable to an Investor thereunder, all as may be required by the Nevada Revised Statutes, the Articles of Incorporation, or the applicable rules and regulations of the Trading Market (or any successor entity).

“Subsidiaries” and “Subsidiary” have the meaning set forth in Section 3.4(b).

“Subscription Amount” means, as to any Investor, the aggregate amount to be paid for the Units purchased hereunder as specified on Appendix A.

“Trading Day” means a day on which the Common Stock is traded on a Trading Market.

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“Trading Market” means whichever of the New York Stock Exchange, NYSE American, or The Nasdaq Stock Market LLC (including the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market), the OTCQX, the OTCQB, the Pink market or any other tier operated by OTC Markets Group Inc. (or any successors to any of the foregoing), on which the Common Stock is listed or quoted for trading on the date in question.

“Transaction Documents” means this Agreement, the Notes, the Warrants, the Registration Rights Agreement, and any other documents or agreements executed or delivered in connection with the transactions contemplated hereunder.

“Units” has the meaning set forth in the Background section.

“Unitholder Representative” means the representative selected by a Majority in Interest of the Investors to represent their interests upon the occurrence and continuance of an Event of Default. To this end, the Unitholder Representative shall thereafter be able to act on behalf of the Investors and pursue remedies under any Transaction, amend or waive any provision under any of the Transaction Documents or otherwise act on behalf of the Investors.

“Warrants” means the Class E Warrant and the Class F Warrant, substantially in the form attached hereto as Exhibit C and Exhibit D, respectively.

“Warrant Shares” means the shares of Common Stock issuable upon exercise of the Class E Warrant and Class F Warrant.

2. PURCHASE AND SALE OF THE NOTE AND THE WARRANT.

2.1 Purchase and Sale of the Units.

(a) Subject to the terms and conditions set forth herein, the Company agrees to sell, and each of the Investors agrees to subscribe for the number of Units for such Investor’s Subscription Amount as set forth opposite the name of each Investor on Appendix A. Each closing of this Offering is referred to as a “Closing” and the date associated with each Closing is referred to as a “Closing Date”. The Company and the Placement Agent shall have mutually determined the timing of each Closing. Each Closing hereunder, including payment for and delivery of the Units, shall, unless otherwise agreed to by the Company and the Placement Agent, take place remotely via the exchange of documents and signatures, subject to satisfaction or waiver of the conditions set forth in Section 6.

(b) The Investors and the Company agree that for U.S. federal income tax purposes and applicable state, local and non-U.S. tax purposes, the applicable Subscription Amount shall be allocable between the securities comprising the Units based on the relative fair market values thereof. Neither any Investor nor the Company shall take any contrary position on any tax return, or in any audit, claim, investigation, inquiry or proceeding in respect of taxes, unless otherwise required pursuant to a final determination within the meaning of Section 1313 of the Internal Revenue Code of 1986, as amended (the “Code”), or any analogous provision of applicable state, local or non-U.S. Law.

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2.2 Closing. On each Closing Date, upon the terms and subject to the conditions set forth herein, the Company agrees to sell at the respective Closing, and the Investor(s) who are purchasing Units at such Closing, severally and not jointly, agree to purchase at such Closing, the specified number of Units, calculated based upon the Price Per Unit, for each Investor equal to such Investor’s Subscription Amount for the Closing as set forth on Appendix A hereto, and the principal amount of the Note and the Warrants which make up each Investor’s Units as set forth in Appendix A hereto. Each Investor purchasing Units on a Closing Date shall deliver to the Company such Investor’s Subscription Amount by wire transfer of immediately available funds in accordance with the Company’s written wire instructions, and the Company shall deliver to such Investor its respective Units, and the Company and each Investor shall deliver the other items set forth in Section 2.3 deliverable at the respective Closing. Upon satisfaction of the covenants and conditions set forth in Section 6, the respective Closing shall occur remotely by exchange of documents or in such other manner and/or at such location as the Company and the Placement Agent shall mutually agree.

2.3 Deliverables.

(a) On or prior to each Closing Date (except as noted and unless previously delivered prior thereto), the Company shall deliver or cause to be delivered to each Investor agreeing to purchase Units in the respective Closing the following:

(i) this Agreement duly executed by the Company;

(ii) the Note, duly executed by the Company, having the respective principal amount set forth on Appendix A, registered in the name of the specified Investor;

(iii) the Class E Warrant duly executed by the Company, having the respective underlying shares of Common Stock set forth on Appendix A, registered in the name of the specified Investor;

(iv) the Class F Warrant duly executed by the Company, having the respective underlying shares of Common Stock set forth on Appendix A, registered in the name of the specified Investor;

(v) the Registration Rights Agreement duly executed by the Company;

(vi) an officer’s certificate and compliance certificate, each in a form reasonably acceptable to the Placement Agent’s counsel; and

(vii) such other opinions, certificates, including a Secretary’s Certificate, statements, including, without limitation, a closing statement, and agreements as the Placement Agent’s counsel may reasonably require.

(b) On or prior to the Closing Date, each Investor signatory to the specified agreement shall deliver or cause to be delivered to the Company, as applicable, the following:

(i) this Agreement duly executed by such Investor;

(ii) the applicable Investor’s Subscription Amount; and

(iii) the Registration Rights Agreement duly executed by such Investor.

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2.4 Prepayment Right. As set forth in the Note, the Company will not have the right to pre-pay the entire then-outstanding principal amount of the Notes without the written consent of a Majority in Interest of the Investors.

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to each Investor and covenants with each Investor that, except as is set forth in the schedules being delivered to the respective Investors as of the date hereof and as of the respective Closing Date, the following representations and warranties are true and correct:

3.1 Organization and Qualification. The Company is a corporation duly incorporated and validly existing in good standing under the Laws of the State of Nevada and has the requisite corporate power and authority to own its properties and to carry on its business as now being conducted. Each Subsidiary is duly formed and validly existing in good standing under the Laws of the state of its incorporation or organization and has the requisite corporate or limited liability company power and authority, as applicable, to own its properties and to carry on its business as now being conducted. Each of the Company and the Subsidiaries is duly qualified to do business and is in good standing in every jurisdiction in which the ownership of its property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect.

3.2 Authorization; Enforcement; Compliance with Other Instruments. The Company has the requisite corporate power and authority to execute the Transaction Documents and perform its obligations under the Transaction Documents. The execution and delivery of the Transaction Documents by the Company and the issuance and sale by the Company of the Units pursuant hereto, have been duly and validly authorized by the Company’s Board of Directors for itself and except as set forth on Schedule 3.2, no further consent or authorization is required by the Company, its Board of Directors, its stockholders, or any other Person in connection therewith. The Transaction Documents have been duly and validly executed and delivered by the Company and constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar Laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies.

3.3 No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the issuance and sale of the Units by the Company hereunder will not (a) conflict with or result in a violation of the Articles of Incorporation or Bylaws, (b) conflict with, or constitute a material default (or an event which, with notice or lapse of time or both, would become a material default) under, or give to others any right of termination, amendment, acceleration or cancellation of, any material agreement to which the Company or any of the Subsidiaries is a party or (c) subject to the making of the filings referred to in Section 5, violate in any material respect any Law or any rule or regulation of the Trading Market applicable to the Company or any of the Subsidiaries or by which any of their properties or assets are bound or affected. Assuming the accuracy of each Investor’s representations in Section 4 and subject to the making of the filings referred to in Section 5, (i) no approval or authorization will be required from any governmental authority or agency, regulatory or self-regulatory agency or other third party (including the Trading Market) in connection with the issuance of the Units and the other transactions contemplated by this Agreement (including the issuance of the Conversion Shares upon conversion of the Note and the Warrant Shares upon exercise of the Warrants by the respective Investor) and (ii) the issuance of the Note and the Warrants to the respective Investor, and the issuance of the Conversion Shares upon the conversion of the Note and the Warrant Shares upon exercise of the Warrants by the respective Investor, will be exempt from the registration and qualification requirements under the Securities Act and all applicable state securities Laws.

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3.4 Capitalization and Subsidiaries.

(a) The authorized Capital Stock of the Company consists of: (i) 20,000,000 shares of Common Stock and (ii) 25,000,000 shares of blank check preferred to be designated by the Board of Directors (the “Blank Check Preferred Stock”). As of the close of business on May 10, 2023: (A) 2,894,880 shares of Common Stock were issued and outstanding and (B) no shares of Blank Check Preferred Stock were issued and outstanding; and since May 10, 2023, and through the date of this Agreement, the Company has issued 0 additional shares of Common Stock, cancelled 0 shares of Common Stock and issued no additional shares of Preferred Stock. As of May 10, 2023, (x) 261,718 shares of Common Stock are issuable upon exercise of options granted under the Company’s Amended and Restated 2021 Stock Incentive Plan and 218,282 additional shares are reserved for future issuance under such plan; (y) 1159,726 shares of Common Stock issuable upon exercise of outstanding warrants, subject to rounding, with exercise prices ranging from $1.50 to $75.00 per share, not including a warrant that may be issuable to Walleye Opportunities Master Fund Ltd. as reported in the Company’s Current Report on Form 8-K filed with the SEC on February 7, 2023; and (z) 9,647,451 shares of Common Stock issuable upon conversion of outstanding 10% Secured Convertible Promissory Notes at a weighted average conversion price of $1.50 per share not including additional shares of Common Stock issuable with respect to accrued interest thereunder. Other than as set forth on Schedule 3.4(a), no shares of the Capital Stock are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company. The Articles of Incorporation and Bylaws on file on the SEC’s EDGAR website are true and correct copies of the Articles of Incorporation and Bylaws as in effect as of the date hereof. The Company is not in violation of any provision of its Articles of Incorporation or Bylaws.

(b) Schedule 3.4(b) lists each direct and indirect subsidiary of the Company (each, a “Subsidiary” and collectively, the “Subsidiaries”) and indicates for each Subsidiary (i) the authorized capital stock or other Equity Interest of such Subsidiary as of the date hereof, (ii) the number and kind of shares or other ownership interests of such Subsidiary that are issued and outstanding as of the date hereof, and (iii) the owner of such shares or other ownership interests. No Subsidiary has any outstanding stock options, warrants or other instruments pursuant to which such Subsidiary may at any time or under any circumstances be obligated to issue any shares of its capital stock or other Equity Interests.

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(c) Other than as set forth on Schedule 3.4(c), neither the Company nor any Subsidiary is bound by any agreement or arrangement pursuant to which it is obligated to register the sale of any securities under the Securities Act. There are no outstanding securities of the Company or any of the Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to redeem or purchase any security of the Company or any Subsidiary. Other than as set forth on Schedule 3.4(c), there are no outstanding securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Note, the Warrants or the Investor Shares to any Investor. Neither the Company nor any Subsidiary has any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement.

(d) Other than as set forth on Schedule 3.4(d), the issuance and sale of any of the Securities will not obligate the Company to issue shares of Common Stock or other securities to any other Person and will not result in the adjustment of the exercise, conversion, exchange, or reset price of any outstanding securities.

(e) As of the date of this Agreement, the Company has capacity under the rules and regulations of the Trading Market to issue up to 17,105,120 shares of Common Stock (or securities convertible into or exercisable for Common Stock) without obtaining Stockholder Approval.

3.5 SEC Documents; Financial Statements.

(a) As of the date hereof, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”). As of their respective filing dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(b) As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, and audited by a firm that is a member of the Public Company Accounting Oversight Board consistently applied, during the periods involved (except as may be otherwise indicated in such financial statements or the notes thereto, or, in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the consolidated financial position of the Company as of the dates thereof and the consolidated results of its operations and consolidated cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). No other written information provided by or on behalf of the Company to any Investor in connection with such Investor’s purchase of the Units which is not included in the SEC Documents contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstance under which they are or were made, not misleading.

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(c) As of December 31, 2022, the Company’s internal control over financial reporting was not effective for the reasons described in its Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

3.6 Litigation and Regulatory Proceedings. Except as disclosed in the SEC Documents or as set forth on Schedule 3.6, there are no material actions, causes of action, suits, claims, proceedings, inquiries or investigations (collectively, “Proceedings”) before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the executive officers of the Company or any of the Subsidiaries, threatened against or affecting the Company or any of the Subsidiaries, the Common Stock or any other class of issued and outstanding shares of the Capital Stock, or any of the Company’s or the Subsidiaries’ officers or directors in their capacities as such and, to the knowledge of the executive officers of the Company, there is no reason to believe that there is any basis for any such Proceeding.

3.7 No Undisclosed Events, Liabilities or Developments. Other than as set forth on Schedule 3.7, no event, development or circumstance has occurred or exists, or to the knowledge of the executive officers of the Company is reasonably anticipated to occur or exist that (a) would reasonably be anticipated to have a Material Adverse Effect or (b) would be required to be disclosed by the Company under applicable securities Laws on a registration statement filed with the SEC relating to an issuance and sale by the Company of its Common Stock and which has not been publicly announced.

3.8 Compliance with Law. The Company and each of the Subsidiaries have conducted and are conducting their respective businesses in compliance in all material respects with all applicable Laws and are in compliance in all material respects with the rules and regulations of the Trading Market. The Company is not aware of any facts which could reasonably be anticipated to lead to a delisting or removal of the quotation of the Common Stock by the Trading Market in the future.

3.9 Employee Relations. Neither the Company nor any Subsidiary is involved in any union labor dispute nor, to the knowledge of the Company, is any such dispute threatened. Neither the Company nor any Subsidiary is a party to any collective bargaining agreement. No executive officer (as defined in Rule 501(f) of the Securities Act) has notified the Company that such officer intends to leave the Company’s employ or otherwise terminate such officer’s employment with the Company.

3.10 Intellectual Property Rights. The Company and each Subsidiary owns or possesses adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights (collectively, “IP Rights”) necessary to conduct their respective businesses as now conducted. None of the material IP Rights of the Company or any of the Subsidiaries are expected to expire or terminate within three (3) years from the date of this Agreement. Neither the Company nor any Subsidiary is infringing, misappropriating or otherwise violating any IP Rights of any other Person. No claim has been asserted, and no Proceeding is pending, against the Company or any Subsidiary alleging that the Company or any Subsidiary is infringing, misappropriating or otherwise violating the IP Rights of any other Person, and, to the Company’s knowledge, no such claim or Proceeding is threatened, and the Company is not aware of any facts or circumstances which might give rise to any such claim or Proceeding. The Company and the Subsidiaries have taken commercially reasonable security measures to protect the secrecy, confidentiality and value of all of their material IP Rights.

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3.11 Environmental Laws. Except, in each case, as would not be reasonably anticipated to have a Material Adverse Effect, the Company and the Subsidiaries (a) are in compliance with any and all applicable Laws relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants, (b) have received and hold all permits, licenses or other approvals required of them under all such Laws to conduct their respective businesses and (c) are in compliance with all terms and conditions of any such permit, license or approval.

3.12 Title to Assets. The Company and the Subsidiaries have good and marketable title to all personal property owned by them which is material to their respective businesses, in each case free and clear of all liens, encumbrances and defects except those set forth on Schedule 3.12. Any real property and facilities held under lease by the Company or any Subsidiary are held under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and the Subsidiaries.

3.13 Insurance. The Company and each of the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company reasonably believes to be prudent and customary in the businesses in which the Company and the Subsidiaries are engaged. Neither the Company nor any of the Subsidiaries has been refused any insurance coverage sought or applied for, and the Company has no reason to believe that it will not be able to renew all existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers.

3.14 Regulatory Permits. The Company and the Subsidiaries have in full force and effect all certificates, approvals, authorizations and permits from all regulatory authorities and agencies necessary to own, lease or operate their respective properties and assets and conduct their respective businesses, and neither the Company nor any Subsidiary has received any notice of Proceedings relating to the revocation or modification of any such certificate, approval, authorization or permit, except for such certificates, approvals, authorizations or permits with respect to which the failure to hold would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

3.15 No Materially Adverse Contracts, Etc. Other than as set forth on Schedule 3.15, neither the Company nor any of the Subsidiaries is (a) subject to any charter, corporate or other legal restriction, or any judgment, decree or order which in the judgment of the Company’s officers has or is expected in the future to have a Material Adverse Effect or (b) a party to any contract or agreement which in the judgment of the Company’s management has or would reasonably be anticipated to have a Material Adverse Effect.

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3.16 Taxes. The Company and the Subsidiaries each has made or filed, or caused to be made or filed, all United States federal and applicable state, local and non-U.S. tax returns, reports and declarations required by any jurisdiction to which it is subject and has paid all taxes and other governmental assessments and charges that are material in amount, required to be paid by it, regardless of whether such amounts are shown or determined to be due on such returns, reports and declarations, except those being contested in good faith by appropriate proceedings and for which it has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and, to the knowledge of the Company, there is no basis for any such claim.

3.17 Solvency. After giving effect to the receipt by the Company of the proceeds from the transactions contemplated by this Agreement (a) the Company’s fair saleable value of its assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature; and (b) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its debt when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt). The Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization Laws of any jurisdiction.

3.18 Investment Company. The Company is not, and is not an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

3.19 Certain Transactions. Other than as disclosed in the SEC Documents, there are no contracts, transactions, arrangements or understandings between the Company or any of its Subsidiaries, on the one hand, and any director, officer or employee thereof on the other hand, that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC in the Company’s Form 10-K or proxy statement pertaining to an annual meeting of stockholders.

3.20 No General Solicitation. Neither the Company, nor any of its Affiliates, nor any person acting on its behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Units pursuant to this Agreement.

3.21 Acknowledgment Regarding each Investor’s Purchase of the Units. The Board of Directors has approved the execution of the Transaction Documents and the issuance and sale of the Units, based on its own independent evaluation and determination that the terms of the Transaction Documents are reasonable and fair to the Company and in the best interests of the Company and its stockholders. The Company is entering into this Agreement and is issuing and selling the Units voluntarily and without economic duress. The Company has had independent legal counsel of its own choosing review the Transaction Documents and advise the Company with respect thereto. The Company acknowledges and agrees that each Investor is acting solely in the capacity of an arm’s length purchaser with respect to the Units and the transactions contemplated hereby and that neither such Investor nor any person affiliated with such Investor is acting as a financial advisor to, or a fiduciary of, the Company (or in any similar capacity) with respect to execution of the Transaction Documents or the issuance of the Units or any other transaction contemplated hereby.

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3.22 No Brokers’, Finders’ or Other Advisory Fees or Commissions. Except as set forth in Schedule 3.22, no brokers, finders or other similar advisory fees or commissions will be payable by the Company or any Subsidiary or by any of their respective agents with respect to the issuance of the Units or any of the other transactions contemplated by this Agreement.

3.23 OFAC. None of the Company nor any of the Subsidiaries nor, to the best knowledge of the Company, any director, officer, agent, employee, affiliate or person acting on behalf of the Company and/or any Subsidiary has been or is currently subject to any United States sanctions administered by the Office of Foreign Assets Control of the United States Department of the Treasury (“OFAC”); and the Company will not directly or indirectly use any proceeds received from the Investors, or lend, contribute or otherwise make available such proceeds to its Subsidiaries or to any affiliated entity, joint venture partner or other person or entity, to finance any investments in, or make any payments to, any country or person currently subject to any of the sanctions of the United States administered by OFAC.

3.24 No Foreign Corrupt Practices. None of the Company or any of the Subsidiaries has, directly or indirectly: (a) made or authorized any contribution, payment or gift of funds or property to any official, employee or agent of any governmental authority of any jurisdiction except as otherwise permitted under applicable Law; or (b) made any contribution to any candidate for public office, in either case, where either the payment or the purpose of such contribution, payment or gift was, is, or would be prohibited under the Foreign Corrupt Practices Act or the rules and regulations promulgated thereunder or under any other legislation of any relevant jurisdiction covering a similar subject matter applicable to the Company or its Subsidiaries and their respective operations and the Company has instituted and maintained policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance with such legislation.

3.25 Anti-Money Laundering. The operations of each of the Company and the Subsidiaries are and have been conducted at all times in compliance with all applicable anti-money laundering Laws in its jurisdiction of incorporation and in each other jurisdiction in which such entity, as the case may be, conducts business (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental authority involving the Company or its Subsidiaries with respect to any of the Money Laundering Laws is, to the best knowledge of the Company, pending, threatened or contemplated.

3.26 Disclosure. The Company confirms that neither it, nor to its knowledge, any other Person acting on its behalf has provided any Investor or its agents or counsel with any information that the Company believes constitutes material, non-public information. The Company understands and confirms that each Investor will rely on the foregoing representations and covenants in effecting transactions in securities of the Company.

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3.27 FDA. As to each product subject to the jurisdiction of the U.S. Food and Drug Administration (“FDA”) under the Food, Drug, and Cosmetic Act, as amended, and the regulations thereunder (“FDCA”) that is manufactured, packaged, labeled, stored, tested, distributed, sold, and/or marketed by the Company (each such product, a “Pharmaceutical Product”), such Pharmaceutical Product is being manufactured, packaged, labeled, stored, tested, distributed, sold and/or marketed by the Company in compliance with all applicable requirements under FDCA and similar Laws relating to registration, investigational use, premarket application approval, good manufacturing practices, good laboratory practices, good clinical practices (“GCPs”), product listing, quotas, labeling, advertising, record keeping and filing of reports, except where the failure to be in compliance would not have or reasonably be expected to result in a Material Adverse Effect. All clinical trials conducted by or on behalf of the Company have been, and are being, conducted in compliance in all material respects with the applicable requirements of GCPs, informed consent and all other applicable requirements relating to protection of human subjects specifically contained in 21 CFR Parts 312, 50, 54, 56 and 11. The Company has filed with the FDA or other appropriate governmental entity all required notices, and annual or other reports, including notices of adverse experiences and reports of serious and unexpected adverse experiences, related to the use of each Pharmaceutical Product in clinical trials. The Company has not received any notice that any Institutional Review Board or Ethics Committee has initiated or threatened to initiate any action to suspend any clinical trial or otherwise restrict any clinical trial of any Pharmaceutical Product. There is no pending, completed or, to the Company’s knowledge, threatened, action (including any lawsuit, arbitration, or legal or administrative or regulatory proceeding, charge, complaint, or investigation) against the Company, and the Company has not received any notice, warning letter or other communication from the FDA or any other governmental entity, which (i) contests the registration, approval, uses, distribution, manufacturing or packaging, testing, sale, or the labeling and promotion of any Pharmaceutical Product, (ii) withdraws its approval of, requests the recall, suspension, or seizure of, or withdraws or orders the withdrawal of advertising or sales promotional materials relating to, any Pharmaceutical Product, (iii) imposes a clinical hold on any clinical investigation by the Company, (iv) enjoins production at any facility of the Company or any third-party facility where the Pharmaceutical Product is manufactured, (v) enters or proposes to enter into a consent decree of permanent injunction with the Company, or (vi) otherwise alleges any violation of any Laws, by the Company, and which, either individually or in the aggregate, would have or reasonably be expected to result in a Material Adverse Effect. The properties, business and operations of the Company have been and are being conducted in all material respects in accordance with all applicable Lawsof the FDA and any other governmental entity. The Company has not been informed by the FDA or any other governmental entity that the FDA or any other governmental entity will prohibit the testing, distribution, marketing, sale, license or use of any product proposed to be developed, produced, tested, distributed or marketed by the Company nor has the FDA or any other governmental entity expressed any concern as to approving for marketing any product being developed or proposed to be developed by the Company. Neither the Company nor any of its officers, employees, agents or clinical investigators has committed any act, made any statement or failed to make any statement that would reasonably be expected to provide a basis for the FDA to invoke its policy with respect to “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities” set forth in 56 Fed. Reg. 46191 (Sept. 10, 1991) and any amendments thereto. Neither the Company nor any officer, employee, independent contractor, or agent of the Company has been convicted of any crime or engaged in any conduct that has resulted in or would reasonably be expected to result in (i) debarment under 21 U.S.C. Section 335a or any similar state Law or (ii) exclusion under 42 U.S.C. Section 1320a-7 or any similar state Law.

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3.28 Heath Care Laws. The Company has operated and currently is in compliance in all material respects with all applicable Health Care Laws (defined herein), including, without limitation, the rules and regulations of the FDA, the U.S. Department of Health and Human Services Office of Inspector General, the Centers for Medicare & Medicaid Services, the Office for Civil Rights, the Department of Justice or any other governmental agency or body having jurisdiction over the Company or any of its properties, and has not engaged in activities which are, as applicable, cause for false claims liability, civil penalties, or mandatory or permissive exclusion from Medicare, Medicaid, or any other state or federal health care program. For purposes of this Agreement, “Health Care Laws” shall mean the federal Antikickback Statute (42 U.S.C. § 1320a-7b(b)), the Physician Payment Sunshine Act (42 U.S.C. § 1320a-7h), the civil False Claims Act (31 U.S.C. §§ 3729 et seq.), the criminal False Claims Act (42 U.S.C. § 1320a-7b(a)), all criminal laws relating to health care fraud and abuse, including but not limited to 18 U.S.C. Sections 286 and 287, and the health care fraud criminal provisions under the Health Insurance Portability and Accountability Act of 1996 (42 U.S.C. §1320d et seq.) (“HIPAA”), the exclusion Laws (42 U.S.C. § 1320a-7), the civil monetary penalties Law (42 U.S.C. § 1320a-7a), HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act (42 U.S.C. §§ 17921 et seq.), the patient privacy, data security and breach notification provisions under HIPAA, the FDCA, Medicare (Title XVIII of the Social Security Act), Medicaid (Title XIX of the Social Security Act), the regulations promulgated pursuant to such Laws, and any other similar local, state or federal Law. The Company has not received any FDA Form 483, notice of adverse finding, warning letter, untitled letter or other correspondence, communication or notice from the FDA or any other governmental or regulatory authority alleging or asserting noncompliance with any Health Care Laws applicable to the Company. The Company is not a party to nor has any ongoing reporting obligations pursuant to any corporate integrity agreements, deferred prosecution agreements, monitoring agreements, consent decrees, settlement orders, plans of correction or similar agreements with or imposed by any governmental or regulatory authority. Neither the Company nor any of its employees, officers, directors or, to the Company’s knowledge, consultants has been excluded, suspended or debarred from participation in any U.S. state or federal health care program or human clinical research or, to the Company’s knowledge, is subject to a governmental inquiry, investigation, proceeding, or other similar action that could reasonably be expected to result in debarment, suspension, or exclusion.

3.29 Solvency. Based on the consolidated financial condition of the Company as of the date of this Agreement, after giving effect to the receipt by the Company of the proceeds from the sale of the Securities hereunder, (i) the fair saleable value of the Company’s assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature, (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, consolidated and projected capital requirements and capital availability thereof, and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its liabilities when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt). The Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the applicable Closing Date. Schedule 3.29 sets forth as of the date hereof all outstanding secured and unsecured Indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments. For the purposes of this Agreement, “Indebtedness” means (x) any liabilities for borrowed money or amounts owed in excess of $50,000 (other than trade accounts payable incurred in the ordinary course of business), (y) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in the Company’s consolidated balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (z) the present value of any lease payments in excess of $50,000 due under leases required to be capitalized in accordance with GAAP. Neither the Company nor any Subsidiary is in default with respect to any Indebtedness.

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3.30 Not a Shell Company. The Company is not a company described in paragraph (i)(1)(i) of Rule 144 under the Securities Act (“Rule 144”) or a “shell company” as defined by Rule 12b-2 of the Exchange Act; is subject to the reporting requirements of section 13 or 15(d) of the Exchange Act; has filed all reports and other materials required to be filed by section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months (or for such shorter period that the Company was required to file such reports and materials), other than Form 8-K reports; and has filed current “Form 10 information” with the SEC reflecting its status as an entity that is no longer an issuer described in paragraph (i)(1)(i) of Rule 144.

3.31 D&O Insurance. As of the date of this Agreement, the Company has Directors and Officers liability insurance with coverage limits of not less than $1,000,000 and will use commercially reasonable efforts to cause such insurance policies to be maintained.

4. REPRESENTATIONS AND WARRANTIES OF THE INVESTORS. Each Investor represents and warrants to the Company as follows:

4.1 Organization and Qualification. Such Investor, if it is not an individual, is duly organized and validly existing in good standing under the Laws of the state of organization.

4.2 Authorization; Enforcement; Compliance with Other Instruments. Such Investor has the requisite power and authority to enter into this Agreement and to perform its obligations under the Transaction Documents. The execution and delivery by such Investor of the Transaction Documents to which it is a party, if and as applicable, have been duly and validly authorized by such Investor’s governing body and no further consent or authorization is required. The Transaction Documents to which it is a party have been duly and validly executed and delivered by such Investor and constitute valid and binding obligations of such Investor, enforceable against such Investor in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar Laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies.

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4.3 No Conflicts. The execution, delivery and performance of the Transaction Documents to which it is a party by such Investor and the purchase of the Units by such Investor will not (a) if and as applicable, conflict with or result in a violation of such Investor’s organizational documents, (b) conflict with, or constitute a material default (or an event which, with notice or lapse of time or both, would become a material default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, contract, indenture mortgage, indebtedness or instrument to which such Investor is a party, or (c) violate any Law applicable to such Investor or by which any of such Investor’s properties or assets are bound or affected. No approval or authorization will be required from any governmental authority or agency, regulatory or self-regulatory agency or other third party in connection with the purchase of the Units and the other transactions contemplated by this Agreement.

4.4 Investment Intent; Accredited Investor. Such Investor is purchasing the Units for its own account, for investment purposes, and not with a view towards distribution. The Investor is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D of the Securities Act. Such Investor has, by reason of its business and financial experience, such knowledge, sophistication and experience in financial and business matters and in making investment decisions of this type that it is capable of (a) evaluating the merits and risks of an investment in the Units and the Investor Shares and making an informed investment decision, (b) protecting its own interests and (c) bearing the economic risk of such investment for an indefinite period of time.

4.5 Opportunity to Discuss. Such Investor has received all materials relating to the business, finance and operations of the Company and the Subsidiaries as it has requested and has had an opportunity to discuss the business, management and financial affairs of the Company and the Subsidiaries with the Company’s management. In making its investment decision, such Investor has relied solely on its own due diligence performed on the Company by its own representatives.

4.6 No Other Representations. Except for the representations and warranties set forth in this Agreement and in other Transaction Documents, such Investor makes no other representations or warranties to the Company.

5. OTHER AGREEMENTS OF THE PARTIES.

5.1 Transfer Restrictions.

(a) The Securities may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Securities other than pursuant to an effective registration statement or Rule 144, to the Company or to an Affiliate of an Investor or in connection with a pledge as contemplated in Section 5.1(b), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights and obligations of the Investors under this Agreement.

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(b) Each Investor agrees to the imprinting, so long as is required by this Section 5.1, of a legend on any of the Securities in the following form:

[NEITHER] THIS SECURITY [NOR THE SECURITIES INTO WHICH THIS SECURITY IS [EXERCISABLE] [CONVERTIBLE] HAS [NOT] BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY [AND THE SECURITIES ISSUABLE UPON [EXERCISE] [CONVERSION] OF THIS SECURITY] MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES. UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE THE DATE WHICH IS 4 MONTHS AND A DAY AFTER THE DISTRIBUTION DATE.

(c) The Company acknowledges and agrees that the Investors may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Securities to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and, if required under the terms of such arrangement, such Investor may transfer pledged or secured Securities to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of the Company and no legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith. Further, no notice shall be required of such pledge. At the appropriate Investor’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities, including, if the Securities have been registered for resale pursuant to a registration statement, the preparation and filing of any required prospectus supplement under Rule 424(b)(3) under the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of selling stockholders thereunder.

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(d) Certificates evidencing the Conversion Shares and Warrant Shares (collectively, the “Underlying Shares”) shall not contain any legend (including the legend set forth in Section 5.1(b) hereof): (i) while a registration statement covering the resale of such security is effective under the Securities Act, (ii) following any sale of such Underlying Shares pursuant to Rule 144 (assuming cashless exercise of the Warrant), or (iii) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the SEC). The Company shall, at its expense, cause its counsel, or at the option of the Majority in Interest of the Investors, counsel determined by the Majority in Interest of the Investors, to issue a legal opinion to the Company’s transfer agent (the “Transfer Agent”) or Investors promptly if required by the Transfer Agent to effect the removal of the legend hereunder, or if requested by the Majority in Interest of the Investors, respectively subject to compliance with the holding period requirements of Rule 144 (for the avoidance of doubt, the Company shall pay all costs associated with such opinions). If all or any portion of a Note is converted or Warrant is exercised at a time when there is an effective registration statement to cover the resale of the Underlying Shares, or if such Underlying Shares may be sold under Rule 144 or if such legend is not otherwise required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission) then such Underlying Shares shall be issued free of all legends. The Company agrees that at such time as such legend is no longer required under this Section 5.1(c), it will, no later than the earlier of (i) two (2) Trading Days and (ii) the number of Trading Days comprising the Standard Settlement Period (as defined below) following the delivery by the applicable Investor to the Company or the Transfer Agent of a certificate representing Underlying Shares, as applicable, issued with a restrictive legend (such date, the “Legend Removal Date”), deliver or cause to be delivered to such Investor a certificate representing such shares that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this Section 5. Certificates for Underlying Shares subject to legend removal hereunder shall be transmitted by the Transfer Agent to the applicable Investor by crediting the account of such Investor’s prime broker with the Depository Trust Company System as directed by the Investor. As used herein, “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the Company’s primary Trading Market with respect to the Common Stock as in effect on the date of delivery of a certificate representing Underlying Shares, as applicable, issued with a restrictive legend. In addition to each Investor’s other available remedies, the Company shall pay to such Investor, in cash, as partial liquidated damages and not as a penalty, 2% of the total of the value of the Underlying Shares for which the removal of the legend is sought (based on the VWAP of the Common Stock on the date such Securities are submitted to the Transfer Agent) for each full month that said opinion is not delivered after the Legend Removal Date until such certificate is delivered without a legend.

(e) In addition to each Investor’s other available remedies, the Company shall pay to the applicable Investor, in cash, (i) as partial liquidated damages and not as a penalty, for each $1,000 of Underlying Shares (based on the VWAP of the Common Stock on the date such Securities are submitted to the Transfer Agent) delivered for removal of the restrictive legend and subject to Section 5.1(c), $10 per Trading Day (increasing to $20 per Trading Day five (5) Trading Days after such damages have begun to accrue) for each Trading Day after the Legend Removal Date until such certificate is delivered without a legend and (ii) if the Company fails to (a) issue and deliver (or cause to be delivered) to such Investor by the Legend Removal Date a certificate representing the Securities so delivered to the Company by Investor that is free from all restrictive and other legends and (b) if after the Legend Removal Date the Investor purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Investor of all or any portion of the number of shares of Common Stock, or a sale of a number of shares of Common Stock equal to all or any portion of the number of shares of Common Stock that the Investor anticipated receiving from the Company without any restrictive legend, then, an amount equal to the excess of the Investor’s total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the shares of Common Stock so purchased (including brokerage commissions and other out-of-pocket expenses, if any) (the “Buy-In Price”) over the product of (A) such number of Underlying Shares that the Company was required to deliver to the Investor by the Legend Removal Date multiplied by (B) the average of the closing sale prices of the Common Stock on any Trading Day during the period commencing on the date of the delivery by the Investor to the Company of the applicable Underlying Shares (as the case may be) and ending on the date of such delivery and payment under this clause (ii).

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(f) Each Investor agrees with the Company that the Investors will sell any Securities pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if Securities are sold pursuant to a registration statement, they will be sold in compliance with the plan of distribution set forth therein, and acknowledges that the removal of the restrictive legend from certificates representing Securities as set forth in this Section 5.1 is predicated upon the Company’s reliance upon this understanding.

5.2 Furnishing of Information.

(a) Until the time that the Investors do not own any Securities, the Company covenants to maintain the registration of the Common Stock under Section 12(b) or 12(g) of the Exchange Act and to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act even if the Company is not then subject to the reporting requirements of the Exchange Act.

(b) At any time during the period commencing from the six (6) month anniversary of the date hereof and ending at such time that all of the Securities may be sold without the requirement for the Company to be in compliance with Rule 144(c)(1) and otherwise without restriction or limitation pursuant to Rule 144, if the Company (i) shall fail for any reason to satisfy the current public information requirement under Rule 144(c) or (ii) has ever been an issuer described in Rule 144 (i)(1)(i) or becomes an issuer in the future, and the Company shall fail to satisfy any condition set forth in Rule 144(i)(2) (a “Public Information Failure”) then, in addition to each Investor’s other available remedies, the Company shall pay to each Investor that owns any such Securities at the time of the Public Information Failure, in cash, as partial liquidated damages and not as a penalty, by reason of any such delay in or reduction of its ability to sell the Securities, an amount in cash equal to two percent (2.0%) of the aggregate Subscription Amount of such Investor’s Securities on the day of a Public Information Failure and on every thirtieth (30th) day (pro rated for periods totaling less than thirty days) thereafter until the earlier of (a) the date such Public Information Failure is cured and (b) such time that such public information is no longer required for the Investor to transfer the Underlying Shares pursuant to Rule 144, provided that such liquidated damages shall not exceed in the aggregate to twenty-five percent (25.0%) of such Investor’s aggregate Subscription Amount. The payments to which the Investors shall be entitled pursuant to this Section 5.2(b) are referred to herein as “Public Information Failure Payments.” Public Information Failure Payments shall be paid on the earlier of (i) the last day of the calendar month during which such Public Information Failure Payments are incurred and (ii) the third (3rd) Business Day after the event or failure giving rise to the Public Information Failure Payments is cured. In the event the Company fails to make Public Information Failure Payments in a timely manner, such Public Information Failure Payments shall bear interest at the rate of 1.5% per month (prorated for partial months) until paid in full. Nothing herein shall limit an Investor’s right to pursue actual damages for the Public Information Failure, and such Investor shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

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5.3 Integration. The Company shall not, and shall use its best efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) in a transaction that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to an Investor, or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market that would require, under the rules of the Trading Market, any Stockholder Approval.

5.4 Notification of Certain Events. The Company shall give prompt written notice to the Investors of (a) the occurrence or non-occurrence of any Event, the occurrence or non-occurrence of which would render any representation or warranty of the Company contained in this Agreement or any other Transaction Document, if made on or immediately following the date of such Event, untrue or inaccurate in any material respect, (b) the occurrence of any Event that, individually or in combination with any other Events, has had or could reasonably be expected to have a Material Adverse Effect, (c) any failure of the Company to comply with or satisfy any covenant or agreement to be complied with or satisfied by it hereunder or any Event that would otherwise result in the nonfulfillment of any of the conditions to the Investors’ obligations hereunder, (d) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the consummation of the transactions contemplated by this Agreement or any other Transaction Document, or (e) any Proceeding pending or, to the Company’s knowledge, threatened against a party relating to the transactions contemplated by this Agreement or any other Transaction Document.

5.5 Available Stock. Upon the issuance of the Units, the Company shall comply with the terms of Section 2.6 of the Warrants and Section 7(e) of the Note contained therein. After such term is complied with, the Company shall at all times use all commercially reasonable efforts to keep authorized and reserved and available for issuance, free of preemptive rights, such number of shares of Common Stock as are issuable upon conversion of the Note and exercise of the Warrants contained in the Units issued to each of the Investor at any time. If the Company determines at any time that it does not have a sufficient number of authorized shares of Common Stock to reserve and keep available for issuance as described in the prior sentence, the Company shall use all commercially reasonable efforts to increase the number of authorized shares of Common Stock by seeking Stockholder Approval for the authorization of such additional shares of Common Stock as would be necessary to have such number of authorized shares of Common Stock as so described.

5.6 Use of Proceeds. The Company will use the proceeds from the sale of the Units, net of expenses, to expand the business development and sales activities of the Company as well as fund continuing technology development and working capital and general corporate needs.

5.7 Reserved.

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5.8 Intercreditor Agreement. In the event that the Company or any Subsidiary incurs debt or issues convertible debt securities to a seller as partial consideration paid to such seller in connection with an Acquisition, unless otherwise waived in writing by a Majority in Interest of the Investors, as a condition to consummation of such Acquisition, the holder of such debt or convertible debt securities shall enter into an intercreditor agreement with the Company and the Investors on terms reasonably satisfactory to a Majority in Interest of the Investors.

5.9 No Shorting. So long as any Investor continues to hold the Note, the Warrants or any portion thereof, such Investor will comply with the provisions of Section 9 of the Exchange Act, and the rules promulgated thereunder, with respect to transactions involving the Common Stock and will not, either directly or indirectly through its Affiliates, principals or advisors, engage in any short sales or other similar hedging transactions with respect to the Common Stock.

5.10 Prohibited Transactions. The Company hereby covenants and agrees not to enter into any Prohibited Transactions without each Investor’s prior written consent, until thirty (30) days after such time as each Note has been repaid in full and/or has been converted into Conversion Shares and such Investor’s Warrants have been exercised in full or expired in accordance with its terms.

5.11 Securities Laws Disclosure; Publicity. The Company shall, by 9:30 a.m. (New York City time) on the Trading Day immediately following each Closing Date hereof, within four (4) Business Days following each Closing Date hereof, file a Current Report on Form 8-K disclosing the material terms of the transactions contemplated hereby and including this Agreement as an exhibit thereto if required under the Exchange Act. For the avoidance of doubt, this obligation shall apply for each and every Closing of this Offering and shall include the requirement to file a final Current Report on Form 8-K disclosing the final Closing and the aggregate amount raised pursuant to this Agreement if required under the Exchange Act. The Company shall not issue any press release nor otherwise make any such public statement regarding any Investor or the Transaction Documents without the prior written consent of such Investor, except if such disclosure is required by Law, in which case the Company shall ensure that such disclosure is restricted and limited in content and scope to the maximum extent permitted by Law to meet the relevant disclosure requirement. Following the execution of this Agreement, any Investor and its Affiliates and/or advisors may place announcements on their respective corporate websites and in financial and other newspapers and publications (including customary “tombstone” advertisements) describing such Investor’s relationship with the Company under this Agreement and including the name and corporate logo of the Company. Notwithstanding anything herein to the contrary, to comply with United States Treasury Regulations Section 1.6011-4(b)(3)(i), each of the Company and each Investor, and each employee, representative or other agent of the Company or each Investor, may disclose to any and all persons, without limitation of any kind, the U.S. federal and state income tax treatment, and the U.S. federal and state income tax structure, of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to such party relating to such tax treatment and tax structure insofar as such treatment and/or structure relates to a U.S. federal or state income tax strategy provided to such recipient.

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5.12 Indemnification of the Investors.

(a) The Company will indemnify and hold each Investor and its respective directors, officers, managers, stockholders, members, partners, employees and agents and permitted successors and assigns (each, an “Investor Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation and defense (collectively, “Losses”) that any such Investor Party may suffer or incur as a result of or relating to:

(i) any breach or inaccuracy of any representation, warranty, covenant or agreement made by the Company in any Transaction Document;

(ii) any misrepresentation made by the Company in any Transaction Document or in any SEC Document relating to any of the Transaction Documents or the consummation of the transactions contemplated thereby;

(iii) any omission to state any material fact necessary in order to make the statements made in any SEC Document relating to any of the Transaction Documents or the consummation of the transactions contemplated thereby, in light of the circumstances under which they were made, not misleading;

(iv) any Proceeding before or by any court, public board, government agency, self-regulatory organization or body based upon, or resulting from the execution, delivery, performance or enforcement of any of the Transaction Documents or the consummation of the transactions contemplated thereby, and whether or not such Investor is party thereto by claim, counterclaim, crossclaim, as a defendant or otherwise, or if such Proceeding is based upon, or results from, any of the items set forth in clauses (i) through (iii) above.

(b) In addition to the indemnity contained herein, the Company will reimburse each Investor Party for its reasonable legal and other expenses (including the cost of any investigation, preparation and travel in connection therewith) incurred in connection therewith, as such expenses are incurred.

(c) The provisions of this Section 5.12 shall survive the termination or expiration of this Agreement.

5.13 Non-Public Information. The Company covenants and agrees that neither it nor any other Person acting on its behalf will provide any Investor or its agents or counsel with any information that the Company believes constitutes material, non-public information. To the extent the Company provides an Investor with material, non-public information, the Company shall publicly disclose such information within three (3) Business Days of providing the information to such Investor; provided, however, in the event that such material non-public information is provided to such Investor pursuant to Section 10, the Company shall publicly disclose such information within twenty (20) Business Days of providing the information to such Investor. The Company understands and confirms that each Investor shall be relying on the foregoing representation in effecting transactions in securities of the Company.

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5.14 [Reserved]

5.15 Listing of Securities. The Company shall, if and as applicable: (a) in the time and manner required by each Trading Market on which the Common Stock is listed, prepare and file with such Trading Market an additional shares listing application covering the Investor Shares, (b) take all steps necessary to cause such shares to be approved for listing on each Trading Market on which the Common Stock is listed as soon as possible thereafter, (c) provide to the Investors evidence of such listing, and (d) maintain the listing of such shares on each such Trading Market.

5.16 [Reserved]

5.17 [Reserved]

5.18 Share Transfer Agent. The Company has informed the Investors of the name of its share transfer agent and represents and warrants that the transfer agent participates in the Depository Trust Company Fast Automated Securities Transfer program. The Company shall not change its share transfer agent without the prior written consent of a Majority in Interest of the Investors.

5.19 Tax Treatment. [Reserved].

5.20 Set-Off.

(a) Each Investor may set off any of its obligations to the Company (whether or not due for payment), against any of the Company’s obligations to such Investor (whether or not due for payment) under this Agreement and/or any other Transaction Document.

(b) Each Investor may do anything necessary to effect any set-off undertaken in accordance with this Section 5.20 (including varying the date for payment of any amount payable by such Investor to the Company).

5.21 Most Favored Nation. Each Investor shall have the right, exercisable at any time in connection with any issuance by the Company of Common Stock or Common Stock Equivalents for consideration (a “Subsequent Financing”) to accept the securities and terms of such Subsequent Financing in lieu of the Securities and the terms of this Agreement (“MFN Right”), subject to the terms and conditions set forth herein. If the Company receives such notice from an Investor of the exercise of its MFN Right for such Subsequent Financing, then: (i) effective upon the closing of such Subsequent Financing, the terms of the Securities (and, if and to the extent relevant, the underlying securities) then held by the Investor and this Agreement (collectively, “Present Terms”) shall automatically be amended by (x) substituting the form, mix and Present Terms of such securities (and, if and to the extent relevant, the underlying securities) with those of the securities issued in the Subsequent Financing (and, if and to the extent relevant, the underlying securities) (the “Subsequent Financing Terms”) and (y) incorporating by reference, mutatis mutandis, the Subsequent Financing Terms in lieu of the Present Terms; and (ii) thereafter, upon the reasonable request of the Company or such Investor, the parties shall reasonably cooperate with each other in order to further or better evidence or effect such substitution(s) and amendment(s), and to otherwise carry out the intent and purposes of this Section, including the physical exchange of securities.

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6. CLOSING CONDITIONS

6.1 Conditions Precedent to the Obligations of the Investors. The obligation of each Investor to fund the Units at the respective Closing is subject to the satisfaction or waiver by each Investor, at or before such Closing, of each of the following conditions:

(a) Required Documentation. The Company must have delivered to the Investors copies of all resolutions duly adopted by the Board of Directors of the Company, or any such other documentation of the Company approving the Agreement, the Transaction Documents and any of the transactions contemplated hereby or thereby.

(b) Consents and Permits. The Company must have obtained and delivered to the Investors copies of all necessary permits, approvals, and registrations necessary to effect this Agreement, the Transaction Documents and any of the transactions contemplated hereby or thereby, including pursuant to Section 3.14 of this Agreement.

(c) [Reserved]

(d) No Event(s) of Default. The Investors must be of the reasonable opinion that no Event of Default has occurred and no Event of Default would result from the execution of this Agreement or any of the Transaction Documents or the transactions contemplated hereby or thereby.

(e) Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct in all material respects as of the date when made and as of the respective Closing Date as though made on and as of such date.

(f) Performance. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to such Closing.

(g) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

(h) No Suspensions of Trading in Common Stock; Listing. Trading in the Common Stock shall not have been suspended by the SEC or any Trading Market (except for any suspensions of trading of not more than one day on which the Trading Market is open solely to permit dissemination of material information regarding the Company) at any time since the date of execution of this Agreement, and the Common Stock shall have been at all times since such date eligible for quotation, or listed for trading, as applicable, on a Trading Market.

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(i) Limitation on Beneficial Ownership. The issuance of the Units shall not cause any Investor Group to become, directly or indirectly, a “beneficial owner” (within the meaning of Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder) of a number of Equity Interests of a class that is registered under the Exchange Act which exceeds the Maximum Percentage of the Equity Interests of such class that are outstanding at such time.

(j) Funds Flow Request. The Company shall have delivered to the Investors a flow of funds request, substantially in the form set out in Exhibit E hereto.

6.2 Conditions Precedent to the Obligations of the Company. The obligation of the Company to issue the Units at a Closing is subject to the satisfaction or waiver by the Company, at or before such Closing, of each of the following conditions:

(a) Representations and Warranties. The representations and warranties of each Investor contained herein shall be true and correct in all material respects as of the date when made and as of the respective Closing Date as though made on and as of such date.

(b) Performance. Each Investor shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by such Investor at or prior to such Closing.

(c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

7. EVENTS OF DEFAULT

7.1 Events of Default. The occurrence of any of the following events shall be an “Event of Default” under this Agreement:

(a) an Event of Default under the Notes or any other Transaction Document;

(b) any of the representations or warranties made by the Company in any Transaction Document being inaccurate, false or misleading in any material respect, as of the date as of which it is made or deemed to be made, or any certificate or financial or other written statements furnished by or on behalf of the Company to the Investors, is inaccurate, false or misleading, in any material respect, as of the date as of which it is made or deemed to be made, or on the respective Closing Date; or

(c) a failure by the Company to comply with any of its covenants or agreements set forth in this Agreement, including those set forth in Section 10.

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7.2 Investor Right to Investigate an Event of Default. If in reasonable opinion of a Majority in Interest of the Investors, an Event of Default has occurred, or is or may be continuing:

(a) the Unitholder Representative acting on behalf of the Investors may notify the Company that it wishes to investigate such purported Event of Default;

(b) the Company shall cooperate with the Unitholder Representative in such investigation;

(c) the Company shall comply with all reasonable requests made by the Unitholder Representative to the Company in connection with any investigation by the Unitholder Representative and shall (i) provide all information requested by the Unitholder Representative in relation to the Event of Default to the Unitholder Representative; provided that the Unitholder Representative agrees that any materially price-sensitive information and/or non-public information will be subject to confidentiality, and (ii) provide all such requested information within three (3) Business Days of such request; and

(d) the Company shall pay all reasonable costs incurred by the Investors, and, if and as applicable, the Unitholder Representative in connection with any such investigation.

7.3 Remedies Upon an Event of Default

(a) If an Event of Default occurs pursuant to Section 7.1(a), the Investors and the Unitholder Representative, as applicable, shall have such remedies as are set forth in the Note issued to each of the Investors.

(b) If an Event of Default occurs pursuant to Section 7.1(b) or Section 7.1(c) and is not remedied within (i) two (2) Business Days for an Event of Default occurring by the Company’s failure to comply with Section 7.1(c), or (ii) ten (10) Business Days for an Event of Default occurring pursuant to Section 7.1(b), the Unitholder Representative may declare, by notice to the Company, effective immediately, all outstanding obligations by the Company under the Transaction Documents to be immediately due and payable in immediately available funds and the Investors shall have no obligation to consummate any Closing under this Agreement or to accept the conversion of any Note into Conversion Shares.

(c) If any Event of Default occurs and is not remedied within (i) two (2) Business Days for an Event of Default occurring by the Company’s failure to comply with Section 7.1(c), or (ii) ten (10) Business Days for an Event of Default occurring pursuant to Section 7.1(b), the Unitholder Representative may, by written notice to the Company, terminate this Agreement effective as of the date set forth in the Unitholder Representative’s notice.

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8. TERMINATION

8.1 Events of Termination. This Agreement:

(a) may be terminated:

(i) by the Investors on the occurrence or existence of a Securities Termination Event or a Change of Control;

(ii) by the mutual written consent of the Company and the Investors, at any time;

(iii) by either Party, by written notice to the other Party, effective immediately, if a Closing has not occurred within fifteen (15) Business Days of the date of this Agreement or such later date as the Company and Placement Agent agree in writing, provided that the right to terminate this Agreement under this Section 8.1(a)(iii) shall not be available to any party that is in material breach of or material default under this Agreement or whose failure to fulfill any obligation under this Agreement has been the principal cause of, or has resulted in the failure of a Closing to occur; or

(iv) by the Investors or the Unitholder Representative, as applicable, in accordance with Section 7.3(c).

8.2 Automatic Termination. This Agreement will automatically terminate, without further action by the parties, at the time after a Closing that the principal amount outstanding under each Note and any accrued but unpaid interest is reduced to zero (0), whether as a result of a Conversion of each Note or repayment by the Company in accordance with the terms of this Agreement and each Note and each Investor no longer holds any Investor Shares.

8.3 Effect of Termination.

(a) Subject to Section 8.3(b), each party’s right of termination under Section 8.1 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies.

(b) If an Investor terminates this Agreement under Section 8.1(a)(i):

(i) such Investor may declare, by notice to the Company, all outstanding obligations by the Company under the Transaction Documents to be due and payable (including, without limitation, the immediate repayment of any principal amount outstanding under its Note plus accrued but unpaid interest) without presentment, demand, protest or any other notice of any kind, all of which are expressly waived by the Company, anything to the contrary contained in this Agreement or in any other Transaction Document notwithstanding; and

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(ii) the Company must within five (5) Business Days of such notice being received, pay to such Investor in immediately available funds the outstanding principal amount for the respective Note plus all accrued interest thereon (if any), unless such Investor terminates this Agreement as a result of an Event of Default and provided that (A) subsequent to the termination under Section 8.1(a)(i), such Investor is not prohibited by Law or otherwise from exercising its conversion rights pursuant to this Agreement or the respective Note or exercise rights pursuant to the respective Warrants, (B) such Investor actually exercises its conversion rights under this Agreement or the respective Note or exercise rights under the Warrant, and (C) the Company otherwise complies in all respects with its obligation to issue Conversion Shares in accordance with the respective Note or issue the respective Warrant Shares in accordance with the respective Warrants (which obligation will survive termination).

(c) Upon termination of this Agreement, such Investor will not be required to fund any further amount after the date of termination of this Agreement, provided that termination will not affect any undischarged obligation under this Agreement, and any obligation of the Company to pay or repay any amounts owing to such Investor hereunder and which have not been repaid at the time of termination.

(d) Nothing in this Agreement will be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement.

(e) Notwithstanding anything herein to the contrary, the Company’s covenant under Section 5.8 of this Agreement shall survive the termination of this Agreement in accordance with its terms.

9. REGISTRATION RIGHTS

9.1 The Investors’ Registration Rights. The Investors’ registration rights are set forth in the Registration Rights Agreement.

10. RIGHTS TO FUTURE STOCK ISSUANCES. Subject to the terms and conditions of this Section 10 and applicable securities Laws, if at any time prior to the first anniversary of the first Closing hereunder, the Company proposes to offer or sell any New Securities, the Company shall first offer the Investors the opportunity to purchase up to one hundred percent (100%) of such New Securities. The Investors shall be entitled to apportion the right of first offer hereby granted to them in proportion to their respective percentages of the total Subscription Amount including every Closing that has occurred under this Agreement as of such time stated in the preceding sentence.

10.1 The Company shall give notice (the “Offer Notice”) to the Investors, stating (a) its bona fide intention to offer such New Securities, (b) the number of such New Securities to be offered, and (c) the price and terms, if any, upon which it proposes to offer such New Securities.

10.2 By notification to the Company within ten (10) days after the Offer Notice is given, the Investors may elect to purchase or otherwise acquire, at the price and on the terms specified in the Offer Notice, up to one hundred percent (100%) of such New Securities. The closing of any sale pursuant to this Section 10 shall occur within the later of ninety (90) days of the date that the Offer Notice is given and the date of initial sale of the New Securities pursuant to Section 10.3.

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10.3 The Company may, during the ninety (90) day period following the expiration of the period provided in Section 10.2, offer and sell the remaining portion of such New Securities to any Person or Persons at a price not less than, and upon terms no more favorable to the offeree than, those specified in the Offer Notice. If the Company does not enter into an agreement for the sale of the New Securities within such period, or if such agreement is not consummated within thirty (30) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such New Securities shall not be offered unless first reoffered to the Investors in accordance with this Section 10.

10.4 The right of first offer in this Section 10 shall not be applicable to an Exempt Issuance (as defined in the Note), or any New Securities registered for sale under the Securities Act.

11. GENERAL PROVISIONS

11.1 Fees and Expenses. Prior to the date of this Agreement, the Company has not paid Sullivan & Worcester LLP in connection with this Agreement. Subject to the limitations set forth in the Placement Agency Agreement between the Company and the Placement Agent, dated as of April 27, 2023, at each Closing, the Company shall reimburse the Placement Agent for its due diligence costs and reasonable fees and disbursements of Sullivan & Worcester LLP in connection with the preparation of the Transaction Documents it being understood that Sullivan & Worcester LLP has not rendered any legal advice to the Company in connection with the transactions contemplated hereby and that the Company has relied for such matters on the advice of its own counsel. Except as specified above, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of the Transaction Documents. The Company shall pay all stamp and other taxes and duties levied in connection with the sale of the Units. In addition, Walleye Opportunities Master Fund Ltd. shall be entitled to an expense reimbursement from the Company of up to $20,000 for their legal fees.

11.2 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via email at the email address specified in this Section prior to 5:00 p.m. (New York time) on a Business Day, (b) the next Business Day after the date of transmission, if such notice or communication is delivered via email at the email address specified in this Section on a day that is not a Business Day or later than 5:00 p.m. (New York time) on any date and earlier than 11:59 p.m. (New York time) on such date, (c) the Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

If to the Company:

Marizyme, Inc.

555 Heritage Drive, Suite 205

Jupiter, Florida 33458

Attention: David Barthel, CEO

Email: DBarthel@marizyme.com

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With a copy (which shall not constitute notice) to:

Bevilacqua PLLC

1050 Connecticut Ave NW #500

Washington, DC 20036

Attention: Louis A. Bevilacqua, Esq.

Email: lou@bevilacquapllc.com

If to the Placement Agent:

Univest Securities, LLC

375 Park Avenue, 27th Floor

New York, NY 10152

Email: brichmond@univest.us

Attention: Bradley Richmond

With a copy (which shall not constitute notice) to:

Sullivan & Worcester LLP

1633 Broadway

New York, NY 10019

(212) 660-3060

Email: ddanovitch@sullivanlaw.com

Attention: David E. Danovitch, Esq.

If to an Investor, to the address set forth on the applicable Investor’s signature page.

Or such other address as may be designated in writing hereafter, in the same manner, by such Person.

11.3 Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be excessive in scope or otherwise invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, so that it is enforceable to the maximum extent possible, and the validity and enforceability of the remaining provisions of this Agreement will not in any way be affected or impaired thereby.

11.4 Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of Nevada, without reference to principles of conflict of laws or choice of laws.

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11.5 Jurisdiction and Venue. Any action, proceeding or claim arising out of, or relating in any way to this Agreement shall be brought and enforced in a state or federal court located in the Palm Beach County, State of Florida. The Company and each Investor irrevocably submit to the jurisdiction of such courts, which jurisdiction shall be exclusive, and hereby waive any objection to such exclusive jurisdiction or that such courts represent an inconvenient forum. The prevailing party in any such action shall be entitled to recover its reasonable and documented attorneys’ fees and out-of-pocket expenses relating to such action or proceeding.

11.6 WAIVER OF RIGHT TO JURY TRIAL. THE COMPANY AND THE INVESTOR HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS.

11.7 Survival. The representations, warranties, agreements and covenants contained herein shall survive the applicable Closing and the delivery of the Securities.

11.8 Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

11.9 Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed by the Company and a Majority in Interest of the Investors. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

11.10 Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. This Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement or any of the Transaction Documents.

11.11 Successors and Assigns. This Agreement shall be binding upon, and inure to the benefit of and be enforceable by, the Company and each Investor and their respective successors and assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of a Majority in Interest of the Investors. Each Investor may assign any or all of its rights under this Agreement to any Person to whom such Investor assigns or transfers any Securities, provided such transferee agrees in writing to be bound, with respect to the Securities so transferred, by the provisions hereof that apply to the “Investor” and such transferee is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D of the Securities Act.

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11.12 No Third-Party Beneficiaries. Except for the indemnification provisions set forth herein, this Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

11.13 Further Assurances. Each party hereto shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

11.14 Counterparts. This Agreement may be executed in two or more identical counterparts, both of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. Signature pages delivered by facsimile or e-mail shall have the same force and effect as an original signature.

11.15 Specific Performance. The Company acknowledges that monetary damages alone would not be adequate compensation to any Investor for a breach by the Company of this Agreement and such Investor may seek an injunction or an order for specific performance from a court of competent jurisdiction if (a) the Company fails to comply or threatens not to comply with this Agreement or (b) any Investor has reason to believe that the Company will not comply with this Agreement.

11.16 Appointment of Agent and Unitholder Representative. In furtherance of the authority granted to each Investor pursuant to Section 2.2(b) of the respective Note and under Section 1 of this Agreement with respect to the right of the Majority in Interest of the Investors to appoint a Unitholder Representative, a Majority in Interest of the Investors hereby appoints Univest Securities, LLC to act as their agent with respect to administering their rights under the Transaction Documents and to act as their Unitholder Representative upon the occurrence and continuance of an Event of Default (as defined in the applicable Transaction Document). The rights and obligations of Univest Securities, LLC as agent and Unitholder Representative may be further described in one or more separate agreements. So long as an Unitholder Representative has been duly appointed in accordance with the terms hereof and is carrying out its obligations under each Note, no Investor other than the Unitholder Representative may pursue any remedy with respect to any Note in connection with an Event of Default.

[Signature Page Follows]

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IN WITNESS WHEREOF, the undersigned have executed this Unit Purchase Agreement as of the date first set forth above.

MARIZYME, INC.

By:	/s/ David Barthel
Name:	David Barthel
Title:	Chief Executive Officer

[Signature Page of Unit Purchase Agreement]

INVESTOR SIGNATURE PAGE TO THE Marizyme, INC. UNIT PURCHASE AGREEMENT

IN WITNESS WHEREOF, the undersigned has caused this Unit Purchase Agreement to be duly executed by its authorized signatory as of the date first indicated above.

Name of Investor: Walleye Opportunities Master Fund Ltd

Signature of Authorized Signatory of Investor:	/s/ William England
Name of Authorized Signatory:	William England
Title of Authorized Signatory:	CEO of the Manager
Email Address of Authorized Signatory:	legal@walleyecapital.com
Facsimile Number of Authorized Signatory:

Address for Notice to Investor:	2800 Niagara Lane North
Plymouth, MN 55447

Closing Subscription Amount:	$1,000,000.00

Number of Shares Issuable Under Class E Warrants

Number of Shares Issuable Under Class F Warrants

EIN Number: N/A

APPENDIX A

SCHEDULE OF INVESTORS

Name of Investor	Units	Principal Sum of Note	Shares Underlying Class E Warrant	Shares Underlying Class F Warrant	Subscription Amount
Walleye Opportunities Master Fund Ltd	784,314	$1,176,471	980,392	980,392	$1,000,000

TOTAL:					$1,000,000

EXHIBIT A

FORM OF NOTE

[See attached]

EXHIBIT B

FORM OF REGISTRATION RIGHTS AGREEMENT

[See attached]

EXHIBIT C

FORM OF Class e Warrant

[See attached]

EXHIBIT D

FORM OF Class f Warrant

[See attached]

EXHIBIT E

FLOW OF FUNDS REQUEST

Marizyme, Inc. – Unit Purchase Agreement – Flow of Funds Request

In connection with the Unit Purchase Agreement, dated May 12, 2023 (the “Agreement”) between Marizyme, Inc. (the “Company”) and the Investors, the Company irrevocably authorizes the Investors to distribute such funds as set out below, in the manner set out below, at a Closing.

Capitalized terms used but not otherwise defined in this letter will have the meaning given to such terms in the Agreement.

Item	Amount
Closing	$
Total	$

Please transfer the net amount of US $___________ due at the Closing, to the following bank account:

Beneficiary Bank:

Swift code:

ABA/Routing #:

Account #:

Beneficiary name and address:

Yours sincerely,

MARIZYME, INC.

By:
Name:
Title: